Exhibit 8.1

SEASPAN CORPORATION

SUBSIDIARIES

COMPANY NAME	INCORPORATION JURISDICTION	OWNERSHIP	DATE OF INCORPORATED	DISSOLVED

Seaspan Holding Co. Namu Ltd.	Marshall Islands	Seaspan Corporation owns 100%	August 27, 2014

Seaspan Holding Co. Tabul Ltd.	Marshall Islands	Seaspan Corporation owns 100%	August 27, 2014

Seaspan HHI Holding 2638-2640 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	January 30, 2013

Seaspan HHI 2638 Ltd.	Marshall Islands	Seaspan HHI Holding 2638-2640 owns 100%	January 30, 2013

Seaspan HHI 2640 Ltd.	Marshall Islands	Seaspan HHI Holding 2638-2640 owns 100%	January 30, 2013

Seaspan Finance I Co. Ltd.	Marshall Islands	Seaspan Corporation owns 100%	December 6, 2007

Seaspan Investment I Ltd.	Marshall Islands	Seaspan Corporation owns 100%	March 10, 2011

Seaspan YZJ Holding 983-985-993 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	May 18, 2012

Seaspan YZJ 983 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011

Seaspan YZJ 985 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011

Seaspan YZJ 993 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011

Seaspan Holding 140 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	August 24, 2011

Seaspan 140 Ltd.	Marshall Islands	Seaspan Holding 140 Ltd. owns 100%	August 24, 2011

Seaspan (Asia) Corporation	Marshall Islands	Seaspan Corporation owns 100%	December 16, 2009

Seaspan Containership 2180 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	October 4, 2010

Seaspan Containership 2181 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	December 16, 2009

Seaspan Containership S452 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	December 16, 2009

Seaspan Management Services Limited	Bermuda	Seaspan Corporation owns 100%	July 22, 2005

Seaspan Advisory Services Limited	Bermuda	Seaspan Management Services Ltd. owns 100%	July 22, 2005

Seaspan Ship Management Ltd.	British Columbia	Seaspan Management Services Ltd. owns 100%	April 5, 2000

Seaspan Crew Management Ltd.	Bahamas	Seaspan Ship Management Ltd. owns 100%	November 6, 2002

Seaspan Crew Management India Private Limited	India	Seaspan Ship Management Ltd. owns 0.01% and Seaspan Crew Management Ltd. owns 99.99%	March 29, 2005